                                                                     EXHIBIT 1.1

--------------------------------------------------------------------------------






                          GENENCOR INTERNATIONAL, INC.
                            (a Delaware corporation)






                        7,000,000 Shares of Common Stock






                               PURCHASE AGREEMENT









Dated:  July [   ], 2000



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION 1.       Representations and Warranties......................................        3
                 (a)   Representations and Warranties................................        3
                       (i)      Compliance with Registration Requirements............        3
                       (ii)     Independent Accountants..............................        4
                       (iii)    Financial Statements.................................        4
                       (iv)     No Material Adverse Change in Business...............        5
                       (v)      Good Standing of the Company.........................        5
                       (vi)     Good Standing of Subsidiaries........................        5
                       (vii)    Capitalization.......................................        6
                       (viii)   Authorization of Agreement...........................        6
                       (ix)     Authorization and Description of Securities..........        6
                       (x)      Absence of Defaults and Conflicts....................        6
                       (xi)     Absence of Labor Dispute.............................        7
                       (xii)    Absence of Proceedings...............................        7
                       (xiii)   Accuracy of Contract Descriptions....................        8
                       (xiv)    Possession of Intellectual Property..................        8
                       (xv)     Patents and Patent Applications......................        8
                       (xvi)    Trademarks and Trademark Applications................        9
                       (xvii)   Employee and Customer Confidentiality................        9
                       (xviii)  Absence of Further Requirements......................        9
                       (xix)    Possession of Licenses and Permits...................       10
                       (xx)     Title to Property....................................       10
                       (xxi)    Investment Company Act...............................       10
                       (xxii)   Environmental Laws...................................       11
                       (xxiii)  Insurance............................................       11
                       (xxiv)   Tax Returns and Payment of Taxes.....................       11
                       (xxv)    No Stabilization or Manipulation.....................       12
                       (xxvi)   Registration Rights..................................       12
                       (xxvii)  Certain Relationships................................       12
                       (xxviii) Statistical and Market Data..........................       12
                       (xxix)   Accounting and other Controls........................       12
                       (xxx)    Related Transactions.................................       13
                 (b)   Officer's Certificates........................................       13

SECTION 2.       Sale and Delivery to Underwriters; Closing..........................       13
                 (a)   Initial Securities............................................       13
                 (b)   Option Securities.............................................       13
                 (c)   Payment.......................................................       14
                 (d)   Denominations; Registration...................................       14

SECTION 3.       Covenants of the Company............................................       15
                 (a)   Compliance with Securities Regulations and Commission Requests       15
                 (b)   Filing of Amendments..........................................       15
                 (c)   Delivery of Registration Statements...........................       15
                 (d)   Delivery of Prospectuses......................................       16
                 (e)   Continued Compliance with Securities Laws.....................       16
                 (f)   Blue Sky Qualifications.......................................       16
                 (g)   Rule 158......................................................       17
                 (h)   Use of Proceeds...............................................       17
                 (i)   Listing.......................................................       17
                 (j)   Restriction on Sale of Securities.............................       17
                 (k)   Reporting Requirements........................................       18
                 (l)   Compliance with NASD Rules....................................       18

SECTION 4.       Payment of Expenses.................................................       18
                 (a)   Expenses......................................................       18
                 (b)   Termination of Agreement......................................       19

SECTION 5.       Conditions of Underwriters' Obligations.............................       19
                 (a)   Effectiveness of Registration Statement.......................       19
                 (b)   Opinion of Counsel for Company................................       19
                 (c)   Opinion of Counsel for Underwriters...........................       20
                 (d)   Officers' Certificate.........................................       20
                 (e)   Accountant's Comfort Letter...................................       21
                 (f)   Bring-down Comfort Letter.....................................       21
                 (g)   Approval of Listing...........................................       21
                 (h)   No Objection..................................................       21
                 (i)   Lock-up Agreements............................................       21
                 (j)   Related Transactions..........................................       21
                 (k)   Conditions to Purchase of Option Securities...................       21
                       (i)      Officers' Certificate................................       21
                       (ii)     Opinion of Counsel for Company.......................       21
                       (iii)    Opinion of Counsel for Underwriters..................       22
                       (iv)     Bring-down Comfort Letter............................       22
                 (l)   Additional Documents..........................................       22
                 (m)   Termination of Agreement......................................       22

SECTION 6.       Indemnification.....................................................       22
                 (a)   Indemnification of Underwriters...............................       22
                 (b)   Indemnification of Company and Directors and Officers.........       24
                 (c)   Actions against Parties; Notification.........................       24

                 (d)   Settlement without Consent if Failure to Reimburse............       25
                 (e)   Indemnification for Reserved Securities.......................       25

SECTION 7.       Contribution........................................................       25

SECTION 8.       Representations, Warranties and Agreements to Survive Delivery......       27

SECTION 9.       Termination of Agreement............................................       27
                 (a)   Termination; General..........................................       27
                 (b)   Liabilities...................................................       27

SECTION 10.      Default by One or More of the Underwriters..........................       27

SECTION 11.      Notices.............................................................       28

SECTION 12.      Parties.............................................................       29

SECTION 13.      Governing Law And Time..............................................       29

SECTION 14.      Effect of Headings..................................................       29

                          GENENCOR INTERNATIONAL, INC.
                            (a Delaware corporation)

                        7,000,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                                  July [ ], 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Salomon Smith Barney Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
    as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        Genencor International, Inc., a Delaware corporation (the "Company"), confirms its agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Salomon Smith Barney Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedule A hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,050,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 7,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,050,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        In connection with the execution and delivery of this Agreement and the sale of the Securities hereunder, the Company has effected, or prior to the Closing Time (as hereinafter defined) will effect, the following transactions:
(i) the filing of an amended and restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware (the "Filing");
(ii) the reverse stock split as described in the Prospectus (as hereinafter defined) (the "Stock Split"); and (iii) the execution and delivery of the new stockholder agreement among the Company, Eastman Chemical Company and Danisco A/S substantially in the form previously furnished to the Representatives (the "New Stockholder Agreement"). The Filing, the Stock Split and the execution and effectiveness of the New Stockholder Agreement are hereinafter collectively called the "Related Transactions".

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        The Company and the Underwriters agree that up to 550,000 shares of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-36452) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final form of prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus". For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        SECTION 1. Representations and Warranties.

        (a) Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

             (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

             At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

             Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, except that offering price range, share and related pricing information was omitted in the preliminary prospectus filed as part of the Registration Statement as originally filed, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

             (ii) Independent Accountants. PricewaterhouseCoopers LLP are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

             (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

             (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

             (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing (where applicable) under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing (where applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity or charge of any kind (collectively, "Liens"); and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on
        Exhibit 21 to the Registration Statement.

             (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances pursuant to this Agreement, pursuant to agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The shares of issued and outstanding capital stock of the Company have been issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Registration Statement or the Prospectus, as of the dates as to which such information is provided, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option plan and the options granted thereunder set forth in the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such plan and options.

             (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

             (ix) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

             (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including each of the Related Transactions, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary, pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for such violations that would not result in a Material Adverse Effect, or
        (ii) the provisions of the charter or by-laws of the Company or any of its subsidiaries. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

             (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in either case, would result in a Material Adverse Effect.

             (xii) Absence of Proceedings. Except as described in the Registration Statement or the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (in respect of which the Company or any of its subsidiaries has been served with process or otherwise has notice), or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, or to which the property of the Company or any subsidiary is subject, which is required to be disclosed in the Registration Statement, or which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement (including each of the Related Transactions) or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

             (xiii) Accuracy of Contract Descriptions. All of the descriptions of contracts or other documents contained in the Registration Statement and the Prospectus are accurate descriptions of such contracts or other documents in all material respects. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

             (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property, including, without limitation, all of the intellectual property described in the Prospectus as being owned or licensed by the Company and its subsidiaries (collectively, "Intellectual Property"), necessary to carry on the business now operated by them. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

             (xv) Patents and Patent Applications. The Company has provided to counsel for the Representatives a complete and correct list, dated March 17, 2000, of all patents owned (the "Owned Patents") or in-licensed by the Company and its subsidiaries and all patent applications filed by or on behalf of the Company and its subsidiaries (the "Patent Applications"); all of the Owned Patents and Patent Applications have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable law or regulation, and such registrations, filings, issuances and other actions remain in full force and effect; to the knowledge of the Company, there is no patent or patent application of any person that conflicts with any Owned Patent, other than any such conflict that would not have a Material Adverse Effect. To the Company's knowledge, there are no unpaid maintenance fees relating to the Owned Patents; and no Owned Patent has lapsed and no Patent

        Application been abandoned, in either case, that is material to the business of the Company and its subsidiaries as currently conducted.

             (xvi) Trademarks and Trademark Applications. The Company has provided to counsel for the Representatives a complete and correct list, dated March 17, 2000, of all trademarks and service marks that are material to the business of the Company and its subsidiaries as currently conducted (the "Registered Marks") and owned by the Company and its subsidiaries and all trademarks and service marks applications that are material to the business of the Company and its subsidiaries as currently conducted (the "Applied Marks") and filed by or on behalf of the Company and its subsidiaries; all of the Registered Marks and Applied Marks have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable law or regulation, and such registrations, filings, issuances and other actions remain in full force and effect; the Company or a subsidiary of the Company is the sole and exclusive owner of all right, title and interest in the Registered Marks; there are no claims, actions or proceedings pending or, to the knowledge of the Company, threatened challenging the validity of any of the Registered Marks or the registration relating to any Applied Marks that, if adversely determined, would result in a Material Adverse Effect; and the Company has taken all reasonable steps to secure, protect, and maintain the Registered Marks and Applied Marks.

             (xvii) Employee and Customer Confidentiality. To the best of the Company's knowledge, (a) each current and former employee, each consultant and each customer who has access to proprietary information of the Company and its subsidiaries has executed a confidentiality agreement and (b) all such agreements are presently in effect and are enforceable.

             (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement (including each of the Related Transactions), except (i) such as have been already completed or obtained or, in the case of the Related Transactions, will be completed or obtained prior to the Closing Time or as may be required under the 1933 Act or the 1933 Act Regulations and state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

             (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including without limitation, the U.S. Food and Drug Administration ("FDA"), the United States Environmental Protection Agency ("EPA") and the United States Department of Agriculture ("USDA"), necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and all applicable rules of the FDA, EPA and USDA, except where the failure so to comply would not result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

             (xx) Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly and in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect; and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for any such claim that would not result in a Material Adverse Effect.

             (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

             (xxii) Environmental Laws. Except as described in the Registration Statement or the Prospectus and except as would not, singly and in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

             (xxiii) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Company does not have any reason to believe that it or any of its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their operations, except where the failure to renew or maintain such coverage would not result in a Material Adverse Effect.

             (xxiv) Tax Returns and Payment of Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness, would not result in a Material Adverse Effect. The Company and its subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company and its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities. Neither the Company nor any of its subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

             (xxv) No Stabilization or Manipulation. Neither the Company nor, to the best of its knowledge, any of its directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that would be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

             (xxvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or, except as described in the Registration Statement or the Prospectus, otherwise registered by the Company under the 1933 Act.

             (xxvii) Certain Relationships. There is no relationship, direct or indirect, between or among the Company or any of its affiliates on the one hand and any director, officer, stockholder, customer or supplier of any of them on the other hand, which is required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement and the Prospectus that is not so described or is not described as required.

             (xxviii) Statistical and Market Data. The statistical and market-related data included in the Prospectus are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable and such data agree with the sources from which it was derived.

             (xxix) Accounting and other Controls. The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

             (xxx) Related Transactions. Each of the Related Transactions has been duly and validly authorized by all necessary corporate action of the Company's stockholders and board of directors.

        (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to Merrill Lynch, the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2. Sale and Delivery to Underwriters; Closing.

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than three (four, if the exercise of the option occurs after 4:30 p.m. (Eastern time) on any given day) full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such

Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, CA 94025, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify Merrill Lynch immediately, and confirm the notice in writing,
(i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect, the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

        (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Common Stock (including the Securities) on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise lend, transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into, exercisable or exchangeable for or repayable with Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold under this Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the stock option plans of the Company referred to in the Prospectus, (D) the filing of any registration statement on Form S-8 referred to in the Prospectus covering shares of Common Stock that may be issued pursuant to the exercise of options under the Company's stock option plans described in the Prospectus and (E) any option or warrant to purchase shares of Common Stock or shares of Common Stock issued or sold in connection with an acquisition by the Company and the filing of any registration statement on Form S-4 in connection therewith as long as all executive officers, directors and other affiliates of the person being acquired who will receive shares in the acquisition have agreed in writing to be bound by the obligations and restrictions of the foregoing sentence of this Section 3(j).

        (k) Reporting Requirements. The Company, during the period when the Prospectus as required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

        (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted if and as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

        SECTION 4. Payment of Expenses.

        (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees in connection therewith, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the

Company for sale to employees and persons having business relationships with the Company outside of the United States.

        (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

        (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of:

             (i) Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request;

             (ii) Stuart L. Melton, Senior Vice President of Commercial and Legal Affairs of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request; and

             (iii) Flehr, Hoheach, Test, Albritton & Herbert, special intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

             (iv) Special local counsel for the Company in designated jurisdictions, together with signed or reproduced copies of such letters for each of the Underwriters, to the effect that designated subsidiaries of the Company have been duly organized, are validly existing in good standing (where applicable) and have power and authority to operate their respective businesses as currently conducted and to own, lease and operate their respective properties and that the issued and outstanding capital stock of each respective Subsidiary has been duly authorized and validly issued and is owned by its direct parent company free and clear of any Lien, and to such further effect as counsel to the Underwriters may reasonable request.

        (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or similar rights arising by operation of law or under the certificate of incorporation or by-laws of the Company), (vii) through (x), inclusive, (xii) (solely as to the information in the Prospectus under "Description of Capital Stock -- C Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, insofar as such opinion involves factual matters, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market.

        (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

        (j) Related Transactions. Prior to the Closing Time, each of the Related Transactions shall have occurred.

        (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

             (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

             (ii) Opinion of Counsel for Company. The favorable opinion of Latham & Watkins, counsel for the Company, the favorable opinion of Stuart L. Melton, Senior Vice President of Commercial and Legal Affairs for the Company and the favorable opinion of Flehr, Hoheach, Test, Albritton & Herbert, special intellectual property counsel for the Company, and the favorable opinion of special counsel to the Company in designated jurisdictions in respect of designated Subsidiaries, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

             (iii) Opinion of Counsel for Underwriters. The favorable opinion of Debevoise & Plimpton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
        Section 5(c) hereof.

             (iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

        (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6. Indemnification.

        (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in any jurisdiction in connection with the reservation and sale of the Reserved Securities to employees and persons having business relationships with the Company or any omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectuses, not misleading;

             (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

             (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (b) Indemnification of Company and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

        SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9. Termination of Agreement.

        (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the

Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

        (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations; and notices to the Company shall be directed to them at 925 Page Mill Road, Palo Alto, California 94304, attention of Stuart L. Melton, Senior Vice President of Commercial and Legal Affairs.

        SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       GENENCOR INTERNATIONAL, INC

                                       By
                                          ------------------------------------
                                          Name:
                                          Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



By
  -----------------------------------
         Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A



                                                                   Number of
                                                                   Initial
Name of Underwriter                                                Securities
-------------------                                                ----------
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated.......................

Salomon Smith Barney Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
[                  ]                                               -----------

Total...................................................            7,000,000
                                                                   ===========

                                   SCHEDULE B

                          GENENCOR INTERNATIONAL, INC.
                        7,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)


        1. The initial public offering price per share for the Securities shall be $[___________].

        2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[___________], being an amount equal to the initial public offering price set forth above less $[___________] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE C

                          List of persons and entities
                               subject to lock-up


Soren Bjerre-Nielsen
James L. Chitwood
Bjorn Mattsson
Robert H. Mayer
David M. Pond
James P. Rogers
W. Thomas Mitchell
Michael V. Arbige
Debbie Jo Blank
Carole Beth Cobb
Raymond J. Land
Stuart L. Melton
Thomas J. Pekich
Richard J. Ranieri
Eastman Chemical Company
Danisco/A.S.
Danisco Finland OY
Cultor U.S., Inc.

                                                                       EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

             (ii) The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

             (iii) Based solely on certificates from the Secretaries of State of the States of California, New York, Indiana and Illinois and Iowa, the Company is duly qualified as a foreign corporation to transact business and is in good standing in the states of California, New York, Indiana, Illinois and Iowa.

             (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances pursuant to the Purchase Agreement or pursuant to agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and to our knowledge none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

             (v) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and under the DGCL no holder of the Securities is or will be subject to personal liability for the debts and obligations of the Company as a result of its status as a stockholder, except as any stockholder may be liable by reason of its own conduct or acts.

             (vi) The issuance and sale of the Securities are not subject to the preemptive or other similar rights of any securityholder of the Company arising under the DGCL, any federal, New York or California law, statute, rule or regulation or the certificate of incorporation or bylaws of the Company or, to our knowledge, under any agreement or instrument to which the Company is a party.

             (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

             (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or are threatened by the Commission.

             (ix) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

             (x) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements of the DGCL, with any applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of the Nasdaq National Market.

             (xi) To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company or any subsidiary, or to which the property of the Company or any subsidiary is subject, which is required to be disclosed in the Registration Statement (other than as disclosed therein).

             (xii) The description of the new stockholders agreement in the Prospectus under "Certain Transactions-Agreements with Significant Stockholders" and the information under "Description of Capital Stock" and "United States Federal Tax Consideration for Non-U.S. Holders" and in the Registration Statement under Items 14 and 15, to the extent that such description and information constitute summaries of legal matters under federal or California law or the DGCL, agreements described therein or the Company's certificate of incorporation and by-laws, are accurate in all material respects.

             (xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal, New York or California court or governmental authority or agency or under the DGCL (other than those which have been obtained, or as may be required under state securities or blue sky laws, as to which we need express no opinion) is required by or on behalf of the Company for the due authorization, execution and delivery of the Purchase Agreement by the Company, the offering, issuance, sale or delivery of the Securities by the Company under the Purchase Agreement or the consummation by the Company of each of the Related Transactions.

             (xiv) The execution, delivery and performance of the Purchase Agreement by the Company and the consummation of the Related Transactions do not, as of the date of the opinion, (i) violate the provisions of the Company's certificate of incorporation or bylaws, (ii) result in the breach of or a default under any of the agreements filed as exhibits to the Registration Statement (except for such breaches or defaults as would not have a Material Adverse Effect), (iii) result in the breach of or a default under any court or administrative order, writ, judgment or decree specifically directed to the Company and identified to us by an officer of the Company (except for such breaches or defaults as would not have a Material Adverse Effect), or (iv) violate any federal, New York or California statute, rule or regulation, or any provision of the DGCL, applicable to the Company.

             (xv) To our knowledge, there are no persons with registration rights to have any securities registered pursuant to the Registration Statement or, except as described in the Registration Statement or the Prospectus, otherwise registered by the Company under the 1933 Act.

             (xvi) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" as such term is defined in the 1940 Act.

        We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives, at which the contents of the Registration Statement and the Prospectus and any supplements or amendments thereto, and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, and any supplements or amendments thereto, based on such participation, no facts came to our attention that lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto

(except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT B

                       FORM OF OPINION OF STUART L. MELTON
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)




        (i) To my knowledge, the Company and its Subsidiaries have obtained such licenses, permits, approvals and authorizations required by the appropriate federal, state, local or foreign regulatory agencies or bodies that are necessary for the conduct of the businesses of the Company and its Subsidiaries as they are currently conducted and described in the Prospectus and, to my knowledge, such authorizations are in full force and effect, except where the failure to have licenses, permit, approvals or such authorizations would not result in a Material Adverse Effect.

        (ii) To my knowledge, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Company or any subsidiary, or to which the property of the Company or any subsidiary is subject, which might reasonably be expected to result in a Material Adverse Effect.

        (iii) The information in the Prospectus under "Business -- Regulatory Environment" and "Business -- Legal Proceedings," to the extent it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

        In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on the certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to opinions, including without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT C

                          FORM OF OPINION OF COMPANY'S
                          INTELLECTUAL PROPERTY COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


             (i) Based upon a review of patent applications identified in (iii) below and discussions with in-house counsel of the Company, in our opinion the Company and its Subsidiaries own or possess or can acquire on commercially reasonable terms all patents necessary for the businesses now operated by them, except where the failure to own or possess or otherwise be able to acquire such patents would not result in a Material Adverse Effect.

             (ii) Based upon a review of third party rights made known to us, discussions with in-house counsel of the Company and opinions of outside counsel made available to us, we are not aware of any valid United States or foreign patent that, in our opinion, is or would be infringed by the activities of the Company or its Subsidiaries in the development, manufacture, use or sale of any presently commercialized product or product in stage 4 development, except where any such infringements would not result in a Material Adverse Effect.

             (iii) We have reviewed representative patent applications of the Company identified by in-house counsel which claim technology described as patented and/or proprietary in the Registration Statement under "Business -- Our Technology Platforms," "Business -- Products and Product Development -- Products Under Development" and "Business -- Proprietary Rights" in the Prospectus and, in our opinion, based on our review of the representative patent applications and discussions with in-house counsel of the Company, the Company follows standardized practices which strongly suggest that the Company's patent applications have been properly prepared and filed, are being diligently pursued by the Company, and that the inventions described in the Company's patent applications are owned by, have been assigned to or are licensed to the Company or its Subsidiaries.

             (iv) Based upon a review of third-party rights known to us by in-house counsel of the Company, discussions with in-house counsel of the Company and opinions of outside counsel made available to us, no party or individual has any right or claim in any of the inventions, patents or patent applications of the Company and its Subsidiaries, which claim technology identified as patented and/or proprietary in the Registration Statement under "Business -- Our Technology Platforms," "Business -- Products and Product Development -- Products Under Development and "Business -- Proprietary Rights" in the Prospectus that would result in a Material Adverse Effect.

             (v) Based upon a review of third-party rights known to us by in-house counsel of the Company, discussions with in-house counsel of the Company and opinions of outside counsel made available to us, neither the Company nor any of its Subsidiaries is infringing or otherwise violating any patents of others, and there are no infringements by others of any of the Company's or its Subsidiaries' patents where infringement or violation would result in a Material Adverse Effect. Based upon a review of third-party rights known to us by in-house counsel of the Company, discussions with in-house counsel of the Company and opinions of outside counsel made available to us, the Company and its Subsidiaries have not received any notice of patent infringement where such infringement or conflict would result in a Material Adverse Effect.

             (vi) We know of no legal or governmental proceedings that are pending or, to our knowledge, that are threatened, relating to any Intellectual Property, except (A) as disclosed in the Prospectus or (B) which, if the subject of an unfavorable decision, ruling or finding, would not result in a Material Adverse Effect.

        We are generally familiar with the Intellectual Property used by the Company and its Subsidiaries in their business and the manner of such use and we have reviewed the Prospectus, including the portions of the Prospectus describing or referring to any Intellectual Property (collectively, the "Intellectual Property Disclosure").

        Nothing has come to our attention that would lead us to believe that the Intellectual Property Disclosure in the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Intellectual Property Disclosure in the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT D

                  [Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)]

                                                              [__________], 2000


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Salomon Smith Barney Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
    as Representatives of the several
    Underwriters to be named in the
    within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:   Proposed Public Offering by Genencor International, Inc.

Dear Sirs:

        The undersigned, a stockholder [and an officer and/or director] (1) of Genencor International, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Smith Barney Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase,


-------------
(1)  Delete or revise bracketed language as appropriate.

purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, directly or indirectly, any share of the Company's Common Stock or any securities convertible, exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or request or demand that the Company file, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                       Very truly yours,

                                       Signature:
                                                 -------------------------------

                                       Print Name:
                                                  ------------------------------




                                      D-2